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                                                                    Exhibit 16.2

10 April 2001                     [ARTHUR ANDERSEN LETTERHEAD]


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
U.S.A.

Dear Sir/Madam

We have read paragraph 2 of Item 4 included in the Form 8-K dated 30 May 2000 of South Hertfordshire United Kingdom Fund Ltd to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours faithfully,


/s/ ARTHUR ANDERSEN

ARTHUR ANDERSEN

cc: Robert Mackenzie, South Hertfordshire United Kingdom Fund Ltd